EXHIBIT 99.1
ParkOhio Announces 2019 Results and
Share Repurchase Program

Fourth Quarter 2019:

•	Q4 2019 Sales of $380 million

•	Q4 GAAP EPS of $0.61; Adjusted EPS of $0.65

•	Operating cash flows of $30.2 million

Full Year 2019:

•	Sales of $1.618 billion in 2019

•	GAAP EPS of $3.12; Adjusted EPS of $3.74

•	Operating cash flows of $63.7 million

CLEVELAND, OHIO, March 11, 2020 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the fourth quarter and full year 2019.

Matthew V. Crawford, Chairman and Chief Executive Officer, stated, “While we continued to manage through a challenging industrial environment to end 2019, including the significant adverse impact of the GM labor strike, extended customer delays on new product launches, and softness in certain end markets, we made excellent progress on several key strategic objectives. Most significantly in 2019, we delivered strong operating cash flows, completed several important capital investments in our businesses, implemented key margin improvement initiatives, and completed the strategic acquisition of Erie Press.”
FOURTH QUARTER AND FULL YEAR CONSOLIDATED RESULTS

In the fourth quarter of 2019, net sales were $379.5 million compared to $405.9 million in the 2018 period. Net income attributable to ParkOhio common shareholders in the fourth quarter of 2019 was $7.6 million, or $0.61 per diluted share, compared to net income attributable to ParkOhio common shareholders in the fourth quarter of 2018 of $14.8 million, or $1.19 per diluted share. Excluding special items, Adjusted EPS was $0.65 per diluted share in the fourth quarter of 2019 compared to $1.20 per diluted share in the 2018 period. The GM labor strike and customer delays in launching new business in our Assembly Components segment negatively impacted our sales by approximately $20 million and our earnings per share by approximately $0.35 in the fourth quarter.

Full year 2019 net sales were $1.62 billion compared to $1.66 billion in 2018. Net income attributable to ParkOhio common shareholders in 2019 was $38.6 million, or $3.12 per diluted share, compared to net income attributable to ParkOhio common shareholders in 2018 of $53.6 million, or $4.28 per diluted share. Excluding special items, Adjusted EPS was $3.74 per diluted share in 2019 compared to $4.28 per diluted share in 2018.

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During 2019, the Company generated $63.7 million of cash flows from operating activities and, after capital expenditures of $40.1 million, generated $23.6 million of free cash flow. As of December 31, 2019, the Company had cash and cash equivalents on-hand of $56.0 million and $195.3 million of unused borrowing availability.
SEGMENT RESULTS

In our Supply Technologies segment, sales volumes declined 12% in the fourth quarter in certain key end markets, most notably in our heavy-duty truck market, which declined 20% year-over-year, our agricultural and industrial equipment markets, which declined 23%, and our consumer products markets, which declined 25%. These declines were partially offset by growth in our aerospace business, which was up 23% during the quarter.  We believe customer demand levels and daily sales levels in the latter half of the fourth quarter of 2019 were at unusually low levels caused by increases in customer plant shutdowns during the holidays and end of year purchasing decisions, and we are seeing an improvement in the early part of 2020. Throughout 2019, we implemented margin improvements and operating cost reduction initiatives, which included adjustments to customer pricing and changes to the supply chain which more than offset increasing product costs in the business in the second half of the year. Finally, our focus on mid-market and industrial supplies growth opportunities made very good progress during the year. During 2019, we successfully added over 100 new customers, and we expect to continue to penetrate these customers with more products and services in 2020 and beyond.

In our Assembly Components segment, our fourth quarter results were significantly impacted by the GM labor strike and extended customer delays on new product launches. Although the GM strike officially ended in late October, sales levels in our fuel products and rubber products businesses were adversely impacted throughout the fourth quarter. When the strike ended, an inefficient re-start throughout the supply chain resulted in lower customer sales orders compared to expected levels, leading to significantly less production and lower cost absorption in many of our locations. This impacted several plants in this segment from which we provide products to many GM assembly plants and to GM tier one and tier two supplier locations. During 2019, we significantly ramped up production levels in two facilities and continue to win new business in this segment, which will benefit 2020 and beyond.

In our Engineered Products segment, fourth quarter sales in our industrial equipment business were similar year-over-year with slightly higher sales of new equipment versus aftermarket sales. Operating margins in this business improved 40 basis points over the fourth quarter of 2018. In our forged and machined products business, sales mix and lower year-over-year demand from certain end markets, including oil and gas, affected sales and margins in the fourth quarter. Also, we incurred excessive start-up costs during the fourth quarter resulting from the launch of our new forging press line in Arkansas. We are currently increasing production on the new line and expect production levels to continue to improve in 2020.

2020 EARNINGS GUIDANCE

The Company has determined it is prudent to temporarily forgo providing 2020 EPS guidance due to the coronavirus outbreak and its uncertain impact on our global operations and customer supply chains.

Mr. Crawford continued, “There is much to be excited about regarding how our Company is strategically positioned as we enter 2020. We have made important investments in our businesses, which continue to have positive impacts relating to new business development, margin enhancements and competitive strength. Unfortunately, adverse and volatile business conditions relating largely to the coronavirus outbreak have made visibility extremely difficult. We are prioritizing actions to manage expenses, improve operating margins and increase cash flow during this uncertain period.”

SHARE REPURCHASE PROGRAM

The Company also announced today that its Board of Directors has authorized a share repurchase program whereby the Company may repurchase up to 1.0 million shares of its outstanding common stock. This replaces a share repurchase plan previously authorized by the Board of Directors in 2013.

The repurchases may be made in the open market or in privately negotiated transactions. The Company may also implement all or part of the repurchases under a Rule 10b5-1 trading plan. The timing and extent to which the Company repurchases its shares will depend upon market conditions and other corporate considerations and will be at the Company’s sole discretion. Purchases under the program may commence or be suspended at any time without prior notice.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of the United Auto Workers strike at General Motors; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; public health issues, including the outbreak of COVID-19 and its impact on our facilities and operations and our customers and suppliers; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under "Item 1A. Risk Factors" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In millions, except per share data)
Net sales	$379.5	$405.9	$1,618.3	$1,658.1
Cost of sales	317.2	338.5	1,358.0	1,386.6
Gross profit	62.3	67.4	260.3	271.5
Selling, general and administrative expenses	44.8	44.2	177.2	176.1
Gain on sale of assets	—	—	—	(1.9)
Operating income	17.5	23.2	83.1	97.3
Other components of pension income and other postretirement benefits expense, net	1.4	2.4	5.6	8.8
Interest expense, net	(8.3)	(8.2)	(33.8)	(34.3)
Income before income taxes	10.6	17.4	54.9	71.8
Income tax expense	(2.9)	(2.1)	(15.2)	(16.6)
Net income	7.7	15.3	39.7	55.2
Net income attributable to noncontrolling interest	(0.1)	(0.5)	(1.1)	(1.6)
Net income attributable to ParkOhio common shareholders	$7.6	$14.8	$38.6	$53.6

Earnings per common share attributable to ParkOhio common shareholders:
Basic	$0.62	$1.21	$3.16	$4.37
Diluted	$0.61	$1.19	$3.12	$4.28
Weighted-average shares used to compute earnings per share:
Basic	12.3	12.2	12.2	12.3
Diluted	12.4	12.4	12.4	12.5

Cash dividends per common share	0.125	0.125	0.50	0.50

Other financial data:
EBITDA, as defined	$29.3	$36.2	$136.8	$150.2

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income attributable to ParkOhio common shareholders	$7.6	$0.61	$14.8	$1.19	$38.6	$3.12	$53.6	$4.28
Adjustments:
One-time net expense related to former President	—	—	—	—	4.3	0.35	—	—
Plant closure and relocation, severance and other costs	0.6	0.05	—	—	4.2	0.34	—	—
Acquisition-related costs	—	—	0.3	0.02	0.2	0.02	1.3	0.12
Gain on sale of assets	—	—	—	—	—	—	(1.9)	(0.15)
Tax effect of adjustments	(0.1)	(0.01)	(0.1)	(0.01)	(1.0)	(0.09)	0.2	0.01
Net impact of U.S. Tax Act	—	—	—	—	—	—	0.3	0.02
Adjusted earnings	$8.1	$0.65	$15.0	$1.20	$46.3	$3.74	$53.5	$4.28

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's compliance with its Debt Service Ratio covenant in its revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In millions)
Net income attributable to ParkOhio common shareholders	$7.6	$14.8	$38.6	$53.6
Add back:
Interest expense, net	8.3	8.2	33.8	34.3
Income tax expense	2.9	2.2	15.2	16.6
Depreciation and amortization	8.7	9.0	34.2	36.3
Stock-based compensation	1.3	1.8	4.1	8.3
One-time payment to former President	—	—	6.0	—
Acquisition-related expenses and other	0.5	0.2	4.9	1.1
EBITDA, as defined	$29.3	$36.2	$136.8	$150.2

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
	2019	2018
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$56.0	$55.7
Accounts receivable, net	261.3	264.4
Inventories, net	327.2	317.8
Unbilled contract revenue	61.7	66.3
Other current assets	19.5	16.4
Total current assets	725.7	720.6
Property, plant and equipment, net	237.6	219.4
Operating lease right-of-use assets	64.3	—
Goodwill	108.4	103.4
Intangible assets, net	90.6	95.3
Pension assets	65.0	57.0
Other long-term assets	18.8	12.8
Total assets	$1,310.4	$1,208.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$175.0	$177.8
Current portion of long-term debt and short-term debt	16.8	17.9
Current portion of operating lease liabilities	11.9	—
Accrued employee compensation	25.7	27.5
Deferred revenue	35.7	39.5
Other accrued expenses	39.9	36.2
Total current liabilities	305.0	298.9
Long-term liabilities, less current portion:
Long-term debt	545.2	547.5
Long-term operating lease liabilities	53.6	—
Deferred income taxes	28.5	23.4
Other long-term liabilities	28.5	26.1
Total long-term liabilities	655.8	597.0
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	335.6	299.0
Noncontrolling interests	14.0	13.6
Total equity	349.6	312.6
Total liabilities and shareholders' equity	$1,310.4	$1,208.5

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
	2019	2018
	(In millions)
OPERATING ACTIVITIES
Net income	$39.7	$55.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34.2	36.3
Stock-based compensation	4.1	8.3
Net impact of Tax Cuts and Jobs Act	—	0.3
Gain on sale of assets	—	(1.9)
Deferred income taxes	1.4	0.6
Changes in operating assets and liabilities:
Accounts receivable	6.5	(11.9)
Inventories	(7.2)	(29.4)
Prepaid and other current assets	3.5	(9.7)
Accounts payable and accrued expenses	(14.1)	15.5
Other noncurrent liabilities	0.2	(2.0)
Other	(4.6)	(6.5)
Net cash provided by operating activities	63.7	54.8
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(40.1)	(45.1)
Proceeds from sale of assets	—	2.8
Business acquisitions, net of cash acquired	(8.1)	(46.9)
Net cash used by investing activities	(48.2)	(89.2)
FINANCING ACTIVITIES
Proceeds from (payments on) revolving credit facility, net	7.8	40.3
Payments on term loans and other debt	(10.3)	(15.5)
Proceeds from other long-term debt	1.4	4.0
(Payments on) proceeds from finance lease facilities, net	(3.4)	(0.9)
Dividends	(7.0)	(6.4)
Purchases of treasury stock	(0.9)	(9.0)
Payments of withholding taxes on stock awards	(2.9)	(3.1)
Net cash (used) provided by financing activities	(15.3)	9.4
Effect of exchange rate changes on cash	0.1	(2.1)
Increase (decrease) in cash and cash equivalents	0.3	(27.1)
Cash and cash equivalents at beginning of year	55.7	82.8
Cash and cash equivalents at end of year	$56.0	$55.7
Income taxes paid	$12.3	$21.0
Interest paid	$31.5	$33.0

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In millions)
NET SALES:
Supply Technologies	$136.1	$154.6	$611.5	$636.8
Assembly Components	129.0	133.6	539.5	578.3
Engineered Products	114.4	117.7	467.3	443.0
	$379.5	$405.9	$1,618.3	$1,658.1

INCOME BEFORE INCOME TAXES:
Supply Technologies	$7.6	$11.7	$42.0	$49.0
Assembly Components	9.2	9.3	36.2	42.9
Engineered Products	7.8	11.0	37.7	38.4
Total segment operating income	24.6	32.0	115.9	130.3
Corporate costs	(7.1)	(8.8)	(28.5)	(34.9)
One-time net expense related to former President	—	—	(4.3)	—
Gain on sale of assets	—	—	—	1.9
Operating income	17.5	23.2	83.1	97.3
Other components of pension income and other postretirement benefits expense, net	1.4	2.4	5.6	8.8
Interest expense, net	(8.3)	(8.2)	(33.8)	(34.3)
Income before income taxes	$10.6	$17.4	$54.9	$71.8

PARKOHIO AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Free cash flow is a non-GAAP financial measure that the Company is providing in this press release. The Company presents free cash flow, which it defines as net cash provided by operating activities less purchases of property, plant and equipment, because management uses free cash flow to measure its performance. Free cash flow is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, amounts calculated in accordance with GAAP. Free cash flow herein may not be comparable to similarly titled measures of other companies. The following table reconciles net cash provided by operating activities to free cash flow:

Year Ended December 31, 2019
(in millions)
Net cash provided by operating activities	$63.7
Purchases of property, plant and equipment	(40.1)
Free cash flow	$23.6